                                                             Exhibit 10.(i)(iii)



                                   AGREEMENT

  THIS AGREEMENT is made effective as of the 18th day of December 2000, by and between Becton, Dickinson and Company (the "Company"), and John R. Considine, (the "Considine").

                                 WITNESSETH:

  WHEREAS, Considine received an offer for the position Executive Vice President, Chief Financial Officer for the Company pursuant to a letter (the "Offer Letter") dated May 17, 2000 from Edward J. Ludwig, the Company's President and Chief Executive Officer

  WHEREAS, the Offer Letter described certain terms and conditions of Considine's employment for the Company, including his right to receive certain post-retirement health care benefits under the Company's post-retirement health care benefit program (the "Retiree Medical Plan");

  WHEREAS, on May 19, 2000, Considine accepted the offer contained in the Offer Letter; and

  WHEREAS, Considine and the Company, by this Agreement, wish to clarify and describe the Company's obligation (initially described in the Offer Letter) to provide Considine with any post-retirement health care benefits.

  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound, the Company and Considine agree as follows:

  1. Retiree Medical Plan Eligibility: This Agreement describes Considine's eligibility for participation in the Retiree Medical Plan. Except as otherwise provided herein, all other terms, conditions, rights and obligations of Considine and the Company with respect to the Retiree Medical Plan, including (but not limited to) benefits and premium payments, shall be governed by the terms of the Retiree Medical Plan. Notwithstanding the foregoing, if the terms of this Agreement conflict with the Retiree Medical Plan, this Agreement shall be deemed to be an amendment to such Plan. The following describes particular rules regarding Considine's Retiree Medical Plan eligibility:

  a.  Termination of Employment On or After Age 55.  Upon Considine's
      --------------------------------------------
termination of employment for any reason on or after his attainment of age 55, he shall be eligible to participate in the Retiree Medical Plan pursuant to the terms, conditions, and limitations of such

Plan in effect at such date, subject to Considine's payment of the applicable premium for retiree medical coverage that otherwise applies to retired employees of the Company.

  b.  Termination of Employment Before Age 55.
      ---------------------------------------

      (1)  Voluntary Termination or Termination for Cause Before Age 55.  If,
           ------------------------------------------------------------
prior to his attaining age 55, Considine voluntarily terminates his employment or if Considine's employment is terminated by the Company "for cause" (as such term is defined in Section 4(b) of the Change in Control Agreement entered into between the Company and Considine), the Company shall have no obligation to provide Considine with any retiree medical benefit coverage, whether under the Retiree Medical Plan or otherwise.

      (2)  Mutual Agreement.  Notwithstanding the preceding paragraph (1), if
           ----------------
Considine's employment is terminated prior to his attaining age 55 and that termination is at the mutual agreement of the Company and Considine, Considine shall be entitled to participate in the Retiree Medical Plan upon his attainment of age 55, pursuant to the terms, conditions, and limitations of such Plan in effect at such date, subject to Considine's payment of the applicable premium for retiree medical coverage that otherwise applies to retired employees of the Company.

  c.  Death or Disability While Actively Employed.  Upon Considine's termination
      -------------------------------------------
of employment due to his death or disability, Considine's eligibility for benefits under the Retiree Medical Plan shall be unaffected by this Agreement and he (or his surviving spouse) shall only be entitled to participate in the Retiree Medical Plan (if at all) to the same extent as any other employee of the Company who terminates employment due to death or disability at the same age as Considine (at his death or disability) and with the same years of credited service as Considine (at his death or disability). Any Retiree Medical Plan coverage under such conditions shall be provided pursuant to the terms, conditions, and limitations of such Plan in effect at such date, subject to the payment of the applicable premium for retiree medical coverage that otherwise applies with respect to retired employees of the Company.

  d.  Change in Control.  If Considine's employment is terminated following a
      -----------------
Change in Control (as defined in the Change in Control Agreement between the Company and Considine), Considine shall be eligible to participate in the Retiree Medical Plan upon the later of his attainment of age 55 or the exhaustion of medical coverage otherwise provided by the Company pursuant to the terms of Considine's Change in Control Agreement. Such coverage shall be provided pursuant to the terms, conditions, and limitations of such Plan in effect at such date, subject to the payment of the applicable premium for retiree medical coverage that otherwise applies with respect to retired employees of the Company.

  2. Non-Assignment: Considine's right to the retiree medical benefits described in this Agreement may not be assigned, transferred, pledged or otherwise encumbered.

  3. Tax Consequences: The Retiree Medical Plan is subject to certain federal income tax rules that limit the extent to which tax-free coverage may be provided on a discriminatory basis in favor of highly compensated individuals. There can be no assurance that such coverage may continue to be provided to Considine on a tax-favored basis if Considine's coverage under the Retiree Medical Plan is made available to him at a time when it is not otherwise available to any other terminated or retired employee of the Company.

  4. No Employment Guarantee: Nothing contained herein shall be construed as conferring upon Considine the right to continue in the employ of the Company in any capacity and no rights are acquired by the Retiree Medical Plan or the Agreement except as expressly provided herein.

  5. Plan Committee: The senior human resources officer of the Company shall have full power and authority to interpret, construe and administer this Agreement and the Retiree Medical Plan, and such Committee's interpretations hereof, and all actions hereunder, shall be binding and conclusive on all persons and for all purposes. No member of the Compensation and Benefits Committee of the Board or the senior human resources officer shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to such member's willful misconduct.

  6. Binding Effect: This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Considine, and Considine's heirs, executors, administrators and legal representatives.

  7. Controlling Law: This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey except to the extent governed by applicable Federal law.

  8. Termination or Amendment of Retiree Medical Plan: Considine understands and acknowledges that the Board of Directors of the Company or its delegate may terminate or amend the Retiree Medical Plan at any time and for any reason. In the event of any such amendment, Considine shall be eligible for the same coverage under the Retiree Medical Plan as all other similarly situated retired employees of the Company otherwise entitled to coverage under the Retiree Medical Plan.

  9. Entire Agreement: Except as expressly provided herein, this Agreement and the underlying Retiree Medical Plan: (i) supersede all other understandings and agreements, oral or written, between the parties with respect to the subject matter of this Agreement; and (ii) constitute the sole agreement between the parties with respect to its subject matter. Each party acknowledges that: (i) no representations, inducements, promises or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement; and (ii) no agreement, statement or promise not contained in this Agreement shall be valid or binding on the parties unless such change or modification is in writing and is signed by the parties.

  IN WITNESS WHEREOF, the parties have executed this Agreement signed this 18th day of December, 2000 and effective as of the day and year first above written.

                                  BECTON, DICKINSON AND COMPANY


                                  By:    /s/ Edward J. Ludwig
                                         _____________________________________
                                  Name:      Edward J. Ludwig
                                         _____________________________________
                                  Title: President and Chief Executive Officer
                                         _____________________________________

                                  JOHN R. CONSIDINE

                                  /s/ John R. Considine
                                  __________________________________